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                                                      Other Exhibits - EXHIBIT 6


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference made to our firm under the caption "Accounting and Auditing Experts" and to the use of our report dated February 7, 2000, with respect to the financial statements of the Platinum Investor Divisions of American General Life Insurance Company Separate Account VL-R, and of our report dated March 1, 2000, with respect to the financial statements of American General Life Insurance Company included in this Post-Effective Amendment No. 4 to the Registration Statement (Form S-6 No. 333-42567) of American General Life Insurance Company Separate Account VL-R.


                                         /s/ ERNST & YOUNG LLP
                                         --------------------------------------


Houston, Texas
October 10, 2000